RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2003-QS9 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS9

        $ 2,171,218                  0.00%            CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                    Prospectus Supplement dated May 22, 2003
                                       to
                        Prospectus dated January 27, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated May 22, 2003.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 1, 2005 against payment therefore in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                        CREDIT SCORE OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL    LTV
CREDIT SCORE RANGE                             LOANS       BALANCE       LOANS      BALANCE     RATIO
------------------------------------------   ---------   ------------   --------    --------   --------
499 or less ..............................           9   $    877,448       0.64%   $ 97,494      75.17%
500 - 519 ................................           6        467,220       0.34      77,870      83.60
520 - 539 ................................           6        469,198       0.34      78,200      73.09
540 - 559 ................................          10      1,794,377       1.31     179,438      67.42
560 - 579 ................................           5        482,495       0.35      96,499      72.25
580 - 599 ................................          11      1,073,046       0.79      97,550      74.02
600 - 619 ................................          10      1,132,348       0.83     113,235      63.40
620 - 639 ................................          24      3,084,599       2.26     128,525      70.65
640 - 659 ................................          33      3,723,764       2.73     112,841      70.68
660 - 679 ................................          59      7,072,234       5.18     119,868      68.99
680 - 699 ................................         109     14,798,847      10.84     135,769      66.31
700 - 719 ................................         109     16,190,303      11.86     148,535      68.40
720 - 739 ................................         117     18,349,017      13.44     156,829      69.10
740 - 759 ................................         126     17,326,209      12.69     137,510      67.42
760 - 779 ................................         122     18,873,985      13.83     154,705      63.38
780 - 799 ................................         106     15,358,840      11.25     144,895      60.42
800 or greater ...........................         105     15,413,200      11.29     146,792      62.96
                                             ---------   ------------   --------    --------   --------
Total, Average or Weighted Average .......         967   $136,487,130     100.00%   $141,145      66.19%
                                             =========   ============   ========

         The minimum and maximum credit scores of the Mortgage Loans were 448 and 820, respectively, and the weighted average Credit Score of the Mortgage Loans was approximately 731.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.

                                    OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                        PERCENT               WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF      AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE   PRINCIPAL   CREDIT      LTV
OCCUPANCY                                      LOANS       BALANCE       LOANS     BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------   ---------  --------   ---------
Primary Residence ........................         746   $115,491,582      84.62% $ 154,814        730      66.33%
Second/Vacation ..........................          14      2,458,225       1.80    175,587        734      62.78
Non Owner-occupied .......................         207     18,537,324      13.58     89,552        740      65.80
                                             ---------   ------------   --------   ---------  --------   ---------
Total, Average or Weighted Average .......         967   $136,487,130     100.00% $ 141,145        731      66.19%
                                             =========   ============   ========

                                           PURPOSE OF THE MORTGAGE LOANS

                                                                        PERCENT               WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF      AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE   PRINCIPAL   CREDIT      LTV
LOAN PURPOSE                                   LOANS       BALANCE       LOANS     BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------   ---------  --------   ---------
Purchase .................................          63   $  8,757,078       6.42% $ 139,001        731      76.01%
Rate/Term Refinance ......................         476     64,771,332      47.46    136,074        736      61.38
Equity Refinance .........................         428     62,958,721      46.13    147,100        727      69.79
                                             ---------   ------------   --------   ---------  --------   ---------
Total, Average or Weighted Average .......         967   $136,487,130     100.00% $ 141,145        731      66.19%
                                             =========   ============   ========

                                             MORTGAGED PROPERTY TYPES

                                                                        PERCENT               WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF      AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE   PRINCIPAL   CREDIT      LTV
PROPERTY TYPE                                  LOANS       BALANCE       LOANS     BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------   ---------  --------   ---------
Single-family detached ...................         718   $102,605,641      75.18%  $ 142,905       729      66.62%
Planned Unit Developments (detached) .....         110     18,205,292      13.34     165,503       739      66.23
Two-to-four family units .................          77      9,297,756       6.81     120,750       734      61.42
Condo Low-Rise (less than 5 stories) .....          39      3,708,512       2.72      95,090       728      68.26
Townhouse ................................           5        940,603       0.69     188,121       769      58.20
Planned Unit Developments (attached) .....          10        932,445       0.68      93,244       751      68.22
Condo High-Rise (9 stories or more) ......           5        344,187       0.25      68,837       678      59.11
Condotel (9 or more stories) .............           1        233,124       0.17     233,124       787      70.00
Condo Mid-Rise (5 to 8 stories) ..........           1        130,657       0.10     130,657       791      64.00
Leasehold ................................           1         88,914       0.07      88,914       753      66.00
                                             ---------   ------------   --------   ---------  --------   ---------
Total, Average or Weighted Average .......         967   $136,487,130     100.00%  $ 141,145       731      66.19%
                                             =========   ============   ========

                                GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
STATE                                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------   ----------  --------   ---------
Alaska ...................................           1   $    360,845       0.26%   $360,845        731      77.00%
Alabama ..................................          21      1,887,404       1.38      89,876        689      76.31
Arkansas .................................           2        132,317       0.10      66,159        721      77.87
Arizona ..................................          20      1,984,603       1.45      99,230        726      56.43
California ...............................         201     40,515,402      29.68     201,569        747      61.42
Colorado .................................          25      3,922,893       2.87     156,916        742      66.59
Connecticut ..............................          12      1,705,271       1.25     142,106        731      55.91
District of Columbia .....................           1        346,862       0.25     346,862        699      55.00
Delaware .................................           2        328,724       0.24     164,362        747      43.56
Florida ..................................          72      8,610,498       6.31     119,590        726      67.37
Georgia ..................................           7        538,975       0.39      76,996        714      61.24
Hawaii ...................................           1        555,051       0.41     555,051        706      52.00
Iowa .....................................           4        273,593       0.20      68,398        694      78.88
Idaho ....................................           5        397,817       0.29      79,563        772      80.86
Illinois .................................          23      3,633,886       2.66     157,995        731      67.50
Indiana ..................................          16      1,262,355       0.92      78,897        699      76.57
Kansas ...................................           8        714,027       0.52      89,253        693      70.26
Kentucky .................................           6        469,630       0.34      78,272        710      69.93
Louisiana ................................           3        210,923       0.15      70,308        750      68.11
Massachusetts ............................          10      1,792,894       1.31     179,289        686      63.73
Maryland .................................          18      3,738,720       2.74     207,707        717      69.26
Maine ....................................           8        722,490       0.53      90,311        676      76.41
Michigan .................................          14      1,980,742       1.45     141,482        746      72.59
Minnesota ................................          20      2,874,979       2.11     143,749        725      77.14
Missouri .................................          23      1,991,416       1.46      86,583        727      75.01
Mississippi ..............................           8        817,379       0.60     102,172        735      80.26
Montana ..................................           5        725,182       0.53     145,036        706      69.71
North Carolina ...........................          22      2,302,284       1.69     104,649        732      73.36
Nebraska .................................           3        182,397       0.13      60,799        765      70.06
New Hampshire ............................           5        549,445       0.40     109,889        687      52.40
New Jersey ...............................          29      4,523,000       3.31     155,966        718      63.00
New Mexico ...............................           7        889,861       0.65     127,123        746      69.24
Nevada ...................................          17      3,056,663       2.24     179,804        735      67.69
New York .................................          45      6,515,072       4.77     144,779        734      62.11
Ohio .....................................           9        794,100       0.58      88,233        741      76.17
Oklahoma .................................          26      1,755,169       1.29      67,507        701      78.06
Oregon ...................................          13      1,637,761       1.20     125,982        753      68.87
Pennsylvania .............................          10        697,316       0.51      69,732        733      69.11
Rhode Island .............................           2        481,212       0.35     240,606        708      70.34
South Carolina ...........................          11      1,089,547       0.80      99,050        737      83.75
Tennessee ................................          12      1,607,269       1.18     133,939        654      58.58
Texas ....................................         143     17,511,555      12.83     122,458        723      70.32
Utah .....................................          17      2,021,998       1.48     118,941        690      70.19
Virginia .................................          20      2,162,694       1.58     108,135        767      61.77
Washington ...............................          30      5,458,062       4.00     181,935        747      66.95
Wisconsin ................................           9        641,061       0.47      71,229        712      63.73
Wyoming ..................................           1        115,788       0.08     115,788        696      68.00
------------------------------------------   ---------   ------------   --------   ----------  --------   ---------
Total, Average or Weighted Average .......         967   $136,487,130     100.00%   $141,145        731      66.19%
                                             =========   ============   ========

------------
No more than 0.8% of the Mortgage Loans were secured by mortgaged properties located in any one zip code area in Nevada and no more than 0.8% of the Mortgage Loans were secured by mortgage properties located in any one zip code area outside Nevada.

                                     DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
DOCUMENTATION TYPE                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------   ----------  --------   ---------
Full Documentation .......................         311   $ 41,284,920      30.25%   $132,749        727      72.14%
Reduced Documentation ....................         656     95,202,211      69.75     145,125        733      63.62
------------------------------------------   ---------   ------------   --------   ----------  --------   ---------
Total, Average or Weighted Average .......         967   $136,487,130     100.00%   $141,145        731      66.19%
                                             =========   ============   ========

      No more than 32.8% of such reduced loan documentation Mortgage Loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes Mortgage Loans which were underwritten under a no stated income or no income/no asset program.

      Approximately 10.0% of the Mortgage Loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.

                                                  MORTGAGE RATES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
MORTGAGE RATES (%) .......................     LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------   ----------  --------   ---------
4.750 - 4.874 ............................           2   $    377,612       0.28%   $188,806        725      63.20%
4.875 - 4.999 ............................           6      1,208,080       0.89     201,347        758      52.41
5.000 - 5.124 ............................          12      2,331,562       1.71     194,297        770      54.36
5.125 - 5.249 ............................          23      4,350,694       3.19     189,161        748      64.15
5.250 - 5.374 ............................          61     10,710,218       7.85     175,577        736      60.20
5.375 - 5.499 ............................         124     23,103,406      16.93     186,318        746      65.14
5.500 - 5.624 ............................         163     24,536,093      17.98     150,528        732      66.72
5.625 - 5.749 ............................         164     25,006,069      18.32     152,476        727      67.00
5.750 - 5.874 ............................         122     15,858,578      11.62     129,988        732      68.00
5.875 - 5.999 ............................         113     12,894,923       9.45     114,114        723      67.34
6.000 - 6.124 ............................          48      4,978,820       3.65     103,725        704      68.10
6.125 - 6.249 ............................          30      3,380,423       2.48     112,681        713      68.87
6.250 - 6.374 ............................          56      4,475,288       3.28      79,916        706      73.80
6.375 - 6.499 ............................          22      1,665,779       1.22      75,717        674      69.25
6.500 - 6.624 ............................          14      1,170,526       0.86      83,609        734      73.37
6.625 - 6.749 ............................           4        315,229       0.23      78,807        718      67.24
6.875 - 6.999 ............................           1         34,007       0.02      34,007        691      90.00
7.000 - 7.124 ............................           1         23,605       0.02      23,605        727     100.00
7.250 - 7.374 ............................           1         66,217       0.05      66,217        524      44.00
------------------------------------------   ---------   ------------   --------   ----------  --------   ---------
Total, Average or Weighted Average .......         967   $136,487,130     100.00%   $141,145        731      66.19%
                                             =========   ============   ========

      As of March 1, 2005, the weighted average mortgage rate of the Mortgage Loans was approximately 5.6004% per annum

                                   NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
NET MORTGAGE RATE (%)                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------   ----------  --------   ---------
4.470 ....................................           2   $    377,612       0.28%   $188,806        725      63.20%
4.595 ....................................           6      1,208,080       0.89     201,347        758      52.41
4.720 ....................................          12      2,331,562       1.71     194,297        770      54.36
4.845 ....................................          23      4,350,694       3.19     189,161        748      64.15
4.970 ....................................          61     10,710,218       7.85     175,577        736      60.20
5.095 ....................................         123     23,076,942      16.91     187,617        746      65.18
5.120 ....................................           1         26,464       0.02      26,464        726      25.00
5.220 ....................................         163     24,536,093      17.98     150,528        732      66.72
Total, Average or Weighted Average .......         391   $ 66,617,666      48.81%   $170,378        740      64.24%
                                             =========   ============   ========

      As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 3.259223989%.


                                 ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------   ----------  --------   ---------
100,000 or less ..........................         389   $ 24,610,150      18.03%   $ 63,265        716      67.41%
100,001 to 200,000 .......................         367     46,386,011      33.99     126,392        729      65.36
200,001 to 300,000 .......................          95     20,389,794      14.94     214,629        734      63.35
300,001 to 400,000 .......................          55     17,433,042      12.77     316,964        737      65.62
400,001 to 500,000 .......................          41     16,398,601      12.01     399,966        741      70.92
500,001 to 600,000 .......................           8      4,050,397       2.97     506,300        756      73.04
600,001 to 700,000 .......................          10      5,766,526       4.22     576,653        731      62.41
700,001 to 800,000 .......................           1        647,144       0.47     647,144        729      75.00
800,001 to 900,000 .......................           1        805,465       0.59     805,465        789      51.00
Total, Average or Weighted Average .......         967   $136,487,130     100.00%   $141,145        731      66.19%
                                             =========   ============   ========

                                     ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL    LTV
ORIGINAL LTV RATIO (%)                         LOANS       BALANCE       LOANS      BALANCE     RATIO
------------------------------------------   ---------   ------------   --------    ---------  --------
50.00 or less ............................         197   $ 24,144,605      17.69%   $122,561        744
50.01 to 55.00 ...........................          60     10,690,509       7.83     178,175        738
55.01 to 60.00 ...........................          78     10,572,445       7.75     135,544        727
60.01 to 65.00 ...........................          83     12,308,933       9.02     148,300        748
65.01 to 70.00 ...........................         102     13,263,295       9.72     130,032        741
70.01 to 75.00 ...........................         111     18,030,752      13.21     162,439        727
75.01 to 80.00 ...........................         236     37,973,155      27.82     160,903        726
80.01 to 85.00 ...........................          24      2,179,874       1.60      90,828        713
85.01 to 90.00 ...........................          45      4,057,740       2.97      90,172        688
90.01 to 95.00 ...........................          29      3,091,142       2.26     106,591        674
95.01 to 100.00 ..........................           2        174,681       0.13      87,340        749
Total, Average or Weighted Average .......         967   $136,487,130     100.00%   $141,145        731
                                             =========   ============   ========

     The weighted average Loan to Value ratio at origination of the Mortgage Loans was approximately 66.19%

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

                       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                          ---------------------------------------------------
                                                             0%        50%       100%        150%       200%
                                                          ------     ------    -------      ------     ------
DISTRIBUTION DATE
-----------------
March 2005                                        .....     100%       100%      100%       100%       100%
March 2006.............................................      94         85        76         66         57
March 2007.............................................      88         72        57         43         32
March 2008.............................................      82         60        42         28         18
March 2009.............................................      76         50        31         18         10
March 2010.............................................      69         41        22         12          5
March 2011.............................................      61         33        16          7          3
March 2012.............................................      54         26        11          4          1
March 2013.............................................      45         20         8          3          1
March 2014.............................................      37         14         5          1          *
March 2015.............................................      28         10         3          1          *
March 2016.............................................      18          6         2          *          *
March 2017.............................................       8          2         1          *          *
March 2018.............................................       0          0         0          0          0
Weighted Average Life in Years** (to Maturity).........       7.12       4.68      3.23       2.34       1.75

-----------------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on March 31, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                          ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       --------------
Aggregate principal balance ....................       $66,617,665.74         $69,869,464.57
Weighted average mortgage rate .................         5.3588907406%          5.8306000000%
Weighted average servicing fee rate.............         0.2800000000%          0.3300000000%
Weighted average original term to maturity
(months) .......................................                  179                    179
Weighted average remaining term
to maturity (months) ...........................                  153                    153

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                                     PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                       CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%              50%             100%             150%            200%
----------------------------------    ------           ------          ------          -------          -------
$1,678,359........................    3.782%           6.014%          9.000%          12.736%          17.271%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.

                          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  92,149   $10,513,716   104,820   $12,512,690   101,210   $12,635,058   99,386   $12,962,473
Period of Delinquency
30 to 59 days ...........   1,602       192,517     2,082       244,557     2,324       289,263    2,147       280,302
60 to 89 days ...........     236        28,610       372        44,459       477        64,448      488        63,986
90 days or more(2) ......     307        35,045       409        44,171       516        62,039      644        84,033
Foreclosures Pending ....     273        32,685       446        55,203       602        81,640      769       102,671
                           -------  ------------  --------- ------------ ---------  ------------ --------  ------------
Total Delinquent Loans ..   2,418   $   288,858     3,309   $   388,390     3,919   $   497,389    4,048   $   530,992
                           =======  ============  ========= ============ =========  ============ ========  ============
Percent of Loan
Portfolio ...............   2.624%        2.747%    3.157%        3.104%    3.872%        3.937%   4.073%        4.096%


[TABLE CONTINUED]
                            AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                           ----------------------  ----------------------
                              BY       BY DOLLAR      BY       BY DOLLAR
                            NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                             LOANS       LOANS       LOANS       LOANS
                           --------  ------------  --------  ------------
                             (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                  THOUSANDS)              THOUSANDS)



Total Loan Portfolio .... 101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days ...........   2,182       284,482     2,032       282,672
60 to 89 days ...........     526        70,816       409        51,071
90 days or more(2) ......     696        94,223       555        70,963
Foreclosures Pending ....     787       103,707       747        88,396
Total Delinquent Loans ..   4,191   $   553,228     3,743   $   493,102
Percent of Loan
Portfolio ...............   4.145%        3.919%    3.524%        3.147%

--------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.


                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  37,066   $ 5,021,100    44,520   $ 6,234,461    45,103   $ 6,477,882   45,867   $ 6,776,784
Period of Delinquency
30 to 59 days ...........     573        83,679       742       104,823       901       131,032      893       131,270
60 to 89 days ...........      65        11,033       118        17,904       185        29,788      216        33,636
90 days or more(2) ......      77        13,377       123        17,598       165        27,231      206        37,139
Foreclosures Pending ....      80        12,263       113        19,378       198        34,074      251        41,335
                           ------   -----------    ------   -----------    ------   -----------   ------   -----------
Total Delinquent Loans ..     795   $   120,353     1,096   $   159,703     1,449   $   222,125    1,566   $   243,380
                           ======   ===========    ======   ===========    ======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.145%        2.397%    2.462%        2.562%    3.213%        3.429%   3.414%        3.591%

                            AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                           ----------------------  ----------------------
                              BY       BY DOLLAR      BY       BY DOLLAR
                            NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                             LOANS       LOANS       LOANS       LOANS
                           --------  ------------  --------  ------------
                             (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                  THOUSANDS)              THOUSANDS)
Total Loan Portfolio ....  51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ...........     934       142,682       946       161,218
60 to 89 days ...........     216        35,031       186        26,348
90 days or more(2) ......     258        43,618       225        34,430
Foreclosures Pending ....     279        44,333       268        42,461
                           ------   -----------    ------   -----------
Total Delinquent Loans ..   1,687   $   265,664     1,625   $   264,457
                           ======   ===========    ======   ===========
Percent of Loan
Portfolio ...............   3.255%        3.291%    2.888%        2.877%

----------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds": The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/04/05     17:24:57                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS9(POOL # 4690) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4690
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HCA5   138,007,375.00  89,692,615.59     4.000000  %  1,724,065.05
A-2     76110HCB3    62,730,625.00  40,769,370.72     3.100000  %    783,665.93
A-3     76110HCC1             0.00           0.00     4.900000  %          0.00
A-P     76110HCD9     2,954,505.90   2,190,769.91     0.000000  %     40,685.25
A-V     76110HCE7             0.00           0.00     0.128028  %          0.00
R-I     76110HCF4           100.00           0.00     5.250000  %          0.00
R-II    76110HCG2           100.00           0.00     5.250000  %          0.00
M-1     76110HCH0     3,555,300.00   3,271,000.90     5.250000  %     14,588.88
M-2     76110HCJ6       418,300.00     384,850.70     5.250000  %      1,716.46
M-3     76110HCK3       627,400.00     577,230.04     5.250000  %      2,574.48
B-1     76110HCL1       313,700.00     288,615.02     5.250000  %      1,287.24
B-2     76110HCM9       209,200.00     192,471.35     5.250000  %        858.44
B-3     76110HCN7       314,614.32     255,834.49     5.250000  %      1,141.04

-------------------------------------------------------------------------------
                  209,131,220.22   137,622,758.72                  2,570,582.77
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       298,975.39  2,023,040.44            0.00       0.00     87,968,550.54
A-2       105,320.87    888,986.80            0.00       0.00     39,985,704.79
A-3       166,474.93    166,474.93            0.00       0.00              0.00
A-P             0.00     40,685.25            0.00       0.00      2,150,084.66
A-V        14,683.01     14,683.01            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        14,310.63     28,899.51            0.00       0.00      3,256,412.02
M-2         1,683.72      3,400.18            0.00       0.00        383,134.24
M-3         2,525.38      5,099.86            0.00       0.00        574,655.56
B-1         1,262.69      2,549.93            0.00       0.00        287,327.78
B-2           842.06      1,700.50            0.00       0.00        191,612.91
B-3         1,119.28      2,260.32            0.00       0.00        254,693.45

-------------------------------------------------------------------------------
          607,197.96  3,177,780.73            0.00       0.00    135,052,175.95
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     649.911757   12.492557     2.166373    14.658930   0.000000  637.419200
A-2     649.911757   12.492557     1.678939    14.171496   0.000000  637.419200
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     741.501281   13.770577     0.000000    13.770577   0.000000  727.730705
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     920.035131    4.103417     4.025154     8.128571   0.000000  915.931713
M-2     920.035132    4.103419     4.025149     8.128568   0.000000  915.931713
M-3     920.035124    4.103411     4.025151     8.128562   0.000000  915.931713
B-1     920.035124    4.103411     4.025151     8.128562   0.000000  915.931713
B-2     920.035155    4.103442     4.025143     8.128585   0.000000  915.931713
B-3     813.168609    3.626790     3.557626     7.184416   0.000000  809.541819

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/04/05     17:24:57                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS9 (POOL #  4690)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4690
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       28,659.20
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,062.25

SUBSERVICER ADVANCES THIS MONTH                                       21,411.04
MASTER SERVICER ADVANCES THIS MONTH                                    1,006.68


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    17   1,867,629.86

 (B)  TWO MONTHLY PAYMENTS:                                    2     132,341.33

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     233,180.48


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                        190,036.22

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     135,052,175.95

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          958

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 113,535.67

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,956,481.06

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.33026000 %     3.12561400 %    0.53546440 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.27708200 %     3.12042496 %    0.55201100 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            2,938,832.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,683,359.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.60112568
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              153.10

POOL TRADING FACTOR:                                                64.57772102